UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2009

KID BRANDS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the close of business on December 31, 2009, the employment of Michael Levin, President and Chief Executive Officer of Kids Line, LLC, will terminate by agreement between Mr. Levin and Kid Brands, Inc. (the “Company”). Other than payment of salary and benefits through December 31, 2009, Mr. Levin will receive no severance payments. Mr. Levin has been retained as a consultant to the Company for a minimum period of 3 months commencing January 1, 2010 (with evergreen monthly renewals thereafter), to provide transitional assistance and support for special projects. The restrictions in Mr. Levin’s employment agreement surviving termination remain applicable. The Company thanks Mr. Levin for his years of dedicated service to Kids Line.

Effective December 7, 2009, Mr. David Sabin, 60, was appointed Executive Vice President of Kids Line. Effective January 1, 2010, Mr. Sabin will assume the position of President of Kids Line and become an executive officer of the Company. Mr. Sabin will be based out of Kids Line’s headquarters in the Los Angeles, California area.

From 1988 to 2006, Mr. Sabin was a founder and Chairman of Salton, Inc., a designer, marketer and distributor of branded small appliances, home décor and personal care products under well-recognized brands such as Salton®, George Foreman®, Westinghouse® and Toastmaster®. Since 2008, Mr. Sabin has served as President of Greystone Brands, Ltd., a house-wares company, where he led sales and marketing efforts to launch several new products domestically and internationally and established new licensing opportunities for several well-known brands. Mr. Sabin has also held several other executive and managerial positions in the home décor and tabletop industries.

Section 8 — Other Events

Item 8.01 Other Events

On December 8, 2009, the Company issued a press release announcing the termination of the employment of Mr. Levin and the appointment of his successor, Mr. Sabin.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit 99.1 Press Release, dated December 8, 2009, announcing the termination of the employment of Mr. Levin and the appointment of his successor, Mr. Sabin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2009

KID BRANDS, INC.

By: /s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and
General Counsel

Exhibit Index

Exhibit 99.1 Press Release, dated December 8, 2009, announcing the termination of the employment of Mr. Levin and the appointment of his successor, Mr. Sabin.